Haynie & Company
Certified Public Accountants
& Management Consultants

1785 West 2320 South
Salt Lake City, UT 84119
801-972-4800
801-972-8941
www.HaynieCPAs.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 (Amendment No. 2) of Thumzup Media Corporation of our report dated March 11, 2025, relating to our audits of the December 31, 2024 and 2023, financial statements of Thumzup Media Corporation.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

Haynie & Company

Haynie & Company
Salt Lake City, Utah
May 19, 2025